FOR IMMEDIATE RELEASE Houston May 9, 2019

BP Midstream Partners LP (NYSE: BPMP)                         Exhibit 99.1
FIRST QUARTER 2019 RESULTS

Highlights

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Delivered solid first quarter operating and financial performance.
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Gross pipeline throughput of 1.6 million barrels of oil equivalent per day.
•
Declared quarterly cash distribution of 31.26 cents per unit for the first quarter of 2019; an increase of 3.7% over the fourth quarter 2018 distribution per unit.

GAAP Measures:
•
Net income attributable to the Partnership in the first quarter was $37.2 million (or $0.35 per unit).
•
Cash from operating activities was $37.0 million for the first quarter.
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Cash on hand was $60.8 million at March 31, 2019.
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Outstanding borrowings were $468.0 million under our $600.0 million unsecured revolving credit facility with an affiliate of BP, at March 31, 2019.

Non-GAAP Measures:
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Adjusted EBITDA* attributable to the Partnership in the first quarter was $44.6 million.
•
Cash available for distribution* attributable to the Partnership generated in the first quarter was $39.7 million.
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Quarterly cash distribution: On April 17, 2019, the board of directors of the general partner of BPMP declared an increased quarterly cash distribution of $0.3126 per unit for the first quarter of 2019.
•
Distribution coverage ratio was 1.2 times for the first quarter.

* Adjusted EBITDA and cash available for distribution are Non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

First Quarter
Webcast and Conference Call
A webcast and conference call will be held at 9:00 a.m. CST on May 9, 2019, hosted by Craig Coburn, Chief Financial Officer, and Brian Sullivan, Vice President Investor Relations, to discuss BPMP’s performance in the first quarter 2019. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2019 First Quarter Results Webcast” link, found under the "Events & Presentations" section. A replay of the webcast will be available following the live event. The Partnership has also posted an investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

FOR IMMEDIATE RELEASE Houston May 9, 2019

About BP Midstream Partners
BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines, and refined product terminals, serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

Factors Affecting Comparability

Factors affecting comparability are detailed further in the “Factors Affecting the Comparability of Our Financial Results” in our annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2019.

Cautionary Statement
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2018 filed with SEC on February 28, 2019. The risk factors and other factors noted in BPMP’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Financial Measures
This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

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our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies

FOR IMMEDIATE RELEASE Houston May 9, 2019

in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References to Adjusted EBITDA in this press release refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements, less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution does not reflect changes in working capital balances.

The Partnership is unable to provide financial guidance for projected net income or net cash provided by operating activities without unreasonable effort, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and cash available for distributions projections to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The Partnership has not included a reconciliation of projected cash available for distribution to the nearest GAAP financial measure for 2018 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Further Information
BP Press Office, US: +1 281-366-4463, uspress@bp.com
BPMP Investor Relations, US: +1 832-664-6996, bpmpir@bp.com

FOR IMMEDIATE RELEASE Houston May 9, 2019

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(in thousands of dollars, unless otherwise indicated)	2019	2018
Revenue	$30,241	$26,619
Costs and expenses
Operating expenses	4,763	3,581
Maintenance expenses	304	56
General and administrative	4,398	4,211
Lease expense	18	15
Depreciation	656	662
Property and other taxes	109	111
Total costs and expenses	10,248	8,636
Operating income	19,993	17,983
Income from equity method investments	24,370	22,839
Interest expense, net	3,744	114
Income before income taxes	40,619	40,708
Income tax expense	—	—
Net income	40,619	40,708
Less: Net income attributable to non-controlling interests	3,466	10,169
Net income attributable to the Partnership	$37,153	$30,539

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units	$0.35	$0.29
Subordinated units	$0.35	$0.29

Distributions declared per limited partner unit (in dollars):
Common units	$0.3126	$0.2675
Subordinated units	$0.3126	$0.2675

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public	47.8	47.8
Common units – BP Holdco	4.6	4.6
Subordinated units – BP Holdco	52.4	52.4

FOR IMMEDIATE RELEASE Houston May 9, 2019

ADDITIONAL FINANCIAL DATA

	Three Months Ended
(in thousands of dollars, except per-unit data and ratio data)	March 31, 2019	December 31, 2018
Quarterly distribution declared per unit (in dollars)	$0.3126	$0.3015
Adjusted EBITDA attributable to the Partnership	44,554	42,950
Cash available for distribution attributable to the Partnership	39,646	40,734
Distribution declared:
Limited partner units – public	16,376	14,413
Limited partner units – BP Holdco	16,373	17,172
General partner	198	—
Total distribution declared	32,947	31,585
Coverage ratio(1)	1.20	1.29

(1)	Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE Houston May 9, 2019

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

	Three Months Ended March 31,
(in thousands of dollars)	2019	2018
Net income	$40,619	$40,708
Add:
Depreciation	656	662
Interest expense, net	3,744	114
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	13,055	18,782
Cash distribution received from equity method investments – Mars	12,158	12,825
Cash distribution received from equity method investments – Others	3,261	—
Less:
Income from equity method investments – Mardi Gras Joint Ventures	9,903	12,712
Income from equity method investments – Mars	11,824	10,127
Income from equity method investments – Others	2,643	—
Adjusted EBITDA	49,123	50,252
Less:
Adjusted EBITDA attributable to non-controlling interests	4,569	15,026
Adjusted EBITDA attributable to the Partnership	44,554	35,226
Add:
Net adjustments from volume deficiency agreements	(731)	1,332
Less:
Net interest paid/(received)	7,730	(16)
Maintenance capital expenditures	202	85
Cash reserves	(3,755)	—
Cash available for distribution attributable to the Partnership	$39,646	$36,489

FOR IMMEDIATE RELEASE Houston May 9, 2019

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended March 31,
(in thousands of dollars)	2019	2018
Net cash provided by operating activities	$37,041	42,060
Add:
Interest expense, net	3,744	114
Distributions in excess of earnings from equity method investments	3,159	6,070
Change in other assets and liabilities	5,231	2,047
Less:
Non-cash adjustments	52	39
Adjusted EBITDA	49,123	50,252
Less:
Adjusted EBITDA attributable to non-controlling interests	4,569	15,026
Adjusted EBITDA attributable to the Partnership	44,554	35,226
Add:
Net adjustments from volume deficiency agreements	(731)	1,332
Less:
Net interest paid/(received)	7,730	(16)
Maintenance capital expenditures	202	85
Cash reserves	(3,755)	—
Cash available for distribution attributable to the Partnership	$39,646	$36,489

FOR IMMEDIATE RELEASE Houston May 9, 2019

SELECTED OPERATING DATA

	Three Months Ended March 31,
Pipeline throughput (thousands of barrels per day) (1)(2)	2019	2018
BP2	306	287
Diamondback	79	82
River Rouge	69	61
Total Wholly Owned Assets	454	430

Mars	556	466

Caesar	214	206
Cleopatra (3)	27	23
Proteus	97	183
Endymion	97	183
Mardi Gras Joint Ventures	435	595

Ursa	112	64

Average revenue per barrel ($ per barrel)(2)(4)
Total Wholly Owned Assets	$0.74	$0.69
Mars	1.21	1.24
Mardi Gras Joint Ventures	0.74	0.66
Ursa	0.86	0.81

(1)	Pipeline throughput is defined as the volume of delivered barrels.

(2)	Interest in Ursa was contributed to the Partnership on October 1, 2018 and throughput and average revenue per barrel is presented on a 100% basis for the three months ended March 31, 2019 and 2018.

(3)	Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.

(4)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

FOR IMMEDIATE RELEASE Houston May 9, 2019

CAPITAL EXPENDITURES(1) (UNAUDITED)

	Three Months Ended March 31,
(in thousands of dollars)	2019	2018
Cash spent on maintenance capital expenditures	$202	$85
Increase in accrued capital expenditures	5	179
Total capital expenditures incurred	$207	$264

(1)	Capital expenditures presented above are related to the Wholly Owned Assets.

FOR IMMEDIATE RELEASE Houston May 9, 2019

SELECTED BALANCE SHEET DATA (UNAUDITED)

(in thousands of dollars)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$60,813	$56,970
Property, plant and equipment, net	68,130	68,580
Total assets	692,668	693,203
Long-term debt	468,000	468,000
Total equity	215,356	210,852

March 9, 2019

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.